UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Vion Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4 Science Park
New Haven, Connecticut 06511
(203) 498-4210

NOTICE OF 2005 ANNUAL MEETING AND PROXY STATEMENT TUESDAY, OCTOBER 25, 2005 AT 10:00 A.M. THE KITANO HOTEL 66 PARK AVENUE NEW YORK, NEW YORK	DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Tuesday, October 25, 2005 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016. This year you are being asked to: (i) elect seven directors; (ii) approve the Company's 2005 Stock Incentive Plan; and (iii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2005. At the meeting, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and return the enclosed proxy in the envelope provided or that you register your vote by telephone or on the Internet by following the instructions on your proxy card at your earliest convenience.

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date only.

Thank you for your cooperation.

Very truly yours,

ALAN KESSMAN Chief Executive Officer September 13, 2005 New Haven, Connecticut

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO BE HELD OCTOBER 25, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Vion Pharmaceuticals, Inc. will be held at 10:00 a.m. Eastern Time, on Tuesday, October 25, 2005 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016, for the following purposes:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the Company's 2005 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2005; and

4.	To transact other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record of the Company's common stock at the close of business on September 2, 2005 are entitled to vote at the meeting or any adjournments of the meeting. Stockholders are requested to complete, sign and date the enclosed proxy card and mail it in the enclosed pre- addressed envelope or register their vote by telephone or on the Internet by following the instructions on the proxy card. Stockholders may revoke their proxy and change their vote by signing another proxy card with a later date and returning it before the polls close at the Annual Meeting of Stockholders, or by voting in person at the meeting. However, if you hold your shares in a brokerage account, you must obtain a proxy, executed in your favor, from your broker (the holder of record) to be able to vote at the meeting.

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date only. Each stockholder may be asked to present valid picture identification prior to being admitted to the meeting. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

On behalf of the Board of Directors
KAREN SCHMEDLIN Secretary

September 13, 2005
New Haven, Connecticut

VION PHARMACEUTICALS, INC.
4 Science Park
New Haven, Connecticut 06511

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of common stock of Vion Pharmaceuticals, Inc. (the "Company") in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on October 25, 2005, or at any adjournments of the meeting. The purpose of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the stockholders on or about September 20, 2005.

We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokers, nominees and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Our employees may also solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing these services. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies and have agreed to pay Georgeson Shareholder Communications Inc. a fee of approximately $5,500, plus expenses, for its services. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Revocability and Voting of Proxy

A form of proxy for use at the annual meeting and a pre-addressed return envelope for the proxy are enclosed. Stockholders may revoke their proxy and change their vote by signing another proxy card with a later date and returning it before the polls close at the annual meeting, or voting in person at the meeting. However, if you hold your shares in a brokerage account, you must obtain a proxy, executed in your favor, from your broker (the holder of record) to be able to vote at the meeting.

Shares of the Company's common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no instructions are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting. If you abstain from voting on a particular matter, your vote will not be treated as present and, therefore, will not be treated as cast either for or against that proposal.

Record Date and Voting Rights

Stockholders of record of the Company's common stock at the close of business on September 2, 2005, the record date for the meeting, are entitled to notice of and to vote at the annual meeting or any adjournments of the meeting. Each outstanding share of common stock is entitled to one vote on each matter considered at the meeting. On September 2, 2005 there were 65,983,226 shares of our common stock outstanding. The holders of a majority of the outstanding shares that may be voted at the meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

Meeting Attendance

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date, or their duly appointed proxies, only. Each stockholder may be asked to present valid picture identification prior to being admitted to the meeting. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of September 1, 2005 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of our common stock: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our current directors; (iii) each executive officer named in the Summary Compensation Table appearing on page 15; and (iv) all of our current directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Directors and Officers	Number of shares beneficially owned		Percent of outstanding shares of common stock
George Bickerstaff	—		*
Stephen K. Carter, M.D.	82,051	(1)	*
Frank T. Cary	184,165	(2)	*
Alan Kessman	1,401,574	(3)	2.1%
Charles K. MacDonald	97,051	(4)	*
William R. Miller	381,359	(5)	*
Alan C. Sartorelli, Ph.D.	521,713	(6)	*
Mario Sznol, M.D.	414,669	(7)	*
Gary Willis	—		*
Howard B. Johnson	354,998	(8)	*
Ann Cahill	58,690	(9)	*
Terrence W. Doyle, Ph.D.	454,893	(10)	*
Ivan King, Ph.D.	321,660	(11)	*
All directors and executive officers as a group (13 persons)	4,272,823	(12)	6.2%
Other Beneficial Owners
Raj Rajaratnam
Galleon Management, L.L.C.
Galleon Management, L.P.
Galleon Advisors, L.L.C.
Galleon Captains Partners, L.P.
Galleon Captains Offshore, Ltd.
Galleon Healthcare Partners, L.P.
Galleon Healthcare Offshore, Ltd. 135 East 57th Street, 16th Floor New York, NY 10022	3,979,671	(13)	6.0%

*	Less than one percent

(1)	Reflects 82,051 shares issuable upon exercise of options.

(2)	Includes 76,180 shares issuable upon exercise of options.

(3)	Includes 12,756 shares held by a family trust of which Mr. Kessman is a controlling member. Also includes 1,352,927 shares issuable upon exercise of options.

(4)	Reflects 97,051 shares issuable upon exercise of options.

(5)	Includes 191,953 shares issuable upon exercise of options.

(6)	Includes 190,874 shares beneficially owned by Dr. Sartorelli's wife, as to which Dr. Sartorelli disclaims beneficial ownership. Also includes 121,508 shares issuable upon exercise of options.

(7)	Includes 409,669 shares issuable upon exercise of options.

(8)	Reflects 354,998 shares issuable upon exercise of options.

(9)	Includes 48,333 shares issuable upon exercise of options.

(10)	Includes 43,400 shares held by Dr. Doyle's wife, as to which Dr. Doyle disclaims beneficial ownership. Also includes 217,200 shares issuable upon exercise of options.

(11)	Includes 311,215 shares issuable upon exercise of options.

(12)	Includes 3,263,085 shares issuable upon exercise of options.

(13)	Based on data set forth in an Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2005, of the 3,979,671 shares reported in such Schedule 13G: (i) 200,600 are held by Galleon Captains Partners L.P.; (ii) 307,350 are held by Galleon Healthcare Partners, L.P.; (iii) 1,360,748 are held by Galleon Captains Offshore, Ltd.; and (iv) 2,110,973 are held by Galleon Healthcare Offshore, Ltd. Galleon Management, L.P. and Galleon Advisors, L.L.C. share dispositive and voting power over the shares held by Galleon Captains Partners L.P. and Galleon Healthcare Partners, L.P. pursuant to a partnership agreement by and between Galleon Captains Partners, L.P. and Galleon Healthcare Partners, L.P. Galleon Management, L.P. acts as investment manager to Galleon Captains Offshore, Ltd. and Galleon Healthcare Offshore, Ltd. and has dispositive and voting power with respect to the shares held by them. Raj Rajaratnam is the managing member of Galleon Management, L.L.C., which, as the general partner of Galleon Management, L.P., controls Galleon Management, L.P. Mr. Rajaratnam is also the managing member of Galleon Management, L.L.C. and Galleon Advisors L.L.C. As managing member of Galleon Management, L.L.C. and Galleon Advisors L.L.C., Mr. Rajaratnam holds sole dispositive and voting power over the securities held by Galleon Captains Partners L.P., Galleon Healthcare Partners, L.P., Galleon Captains Offshore, Ltd. and Galleon Healthcare Offshore, Ltd. The shares reported as owned in the Schedule 13G by Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. may be deemed beneficially owned as a result of the purchase of such shares by Galleon Captains Partners, L.P., Galleon Captains Offshore, Ltd., Galleon Healthcare Partners, L.P., and Galleon Healthcare Offshore, Ltd., as the case may be. Each of Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. disclaims any beneficial ownership of the shares reported in the Schedule 13G, except to the extent of any pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASDAQ Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2004 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, seven directors will be elected (constituting the entire Board of Directors). Each director is to hold office until the next annual meeting or until a successor is elected and qualified. The persons named below have been nominated by the Board of Directors on recommendation of its Nominating and Governance Committee. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any circumstances likely to make any nominee unavailable for election.

The nominees, their ages, the year in which each first became a director of the Company and their biographies are:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
William R. Miller (1,2,3)	77	1995	Chairman of the Board of the Company since April 1995; from February 1995 until April 1995, Chairman of the Board of OncoRx, Inc., which merged into the Company (then known as MelaRx, Inc.) in April 1995; director of ImClone Systems, Inc., (a biotechnology company); from 1964 until his retirement in 1991, various positions with Bristol-Myers Squibb Company, including vice chairman of the board commencing in 1985.
George Bickerstaff (1,2)	49	2005	Managing Director of CRT Capital Group LLC since June 2005, various positions with Novartis, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2004, from 1998 to September 2000, held senior finance and operating roles in venture-funded businesses, prior to that held various financial positions with the Dun & Bradstreet Corporation, including Chief Financial Officer of IMS Healthcare.
Stephen K. Carter, M.D. (3)	67	2001	Director of Cytogen Corp., Alfacell Corp., Tapestry Pharmaceuticals, Inc. and Emisphere Technologies Inc. (each a biotechnology company); from 1998 to 2000, senior vice president, clinical and regulatory affairs of SUGEN, Inc. (subsequently acquired by Pharmacia & Upjohn, Inc.); from 1995 to 1996, senior vice president, research and development with Boehringer Ingelheim Pharmaceuticals, Inc.; from 1982 to 1995, various positions with Bristol-Myers Squibb Company, including senior vice president, worldwide clinical research and development.

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Alan Kessman	58	1998	Chief Executive Officer of the Company since January 1999 and President of the Company from April 1999 to January 2004; partner of PS Capital LLC, an international investment and management advisor, since October 1998; from 1983 to 1998, chairman, chief executive officer and president of Executone Information Systems, Inc. (a developer and marketer of voice and data communications systems).
Alan C. Sartorelli, Ph.D. (3)	73	1995	Alfred Gilman Professor of Pharmacology at Yale University School of Medicine since 1967; Founder and Chairman of the Company's Scientific Advisory Board since April 1995; Chairman of the OncoRx, Inc. Scientific Advisory Board from May 1993 to April 1995; director of Yale Comprehensive Cancer Center from 1984 to 1993.
Mario Sznol, M.D.	47	2004	Associate Professor of Medicine at Yale University School of Medicine since 2004; from 1999 to 2004, vice president of clinical affairs of the Company; from 1994 to 1999, head of the Biologics Evaluation Section, Investigational Drug Branch, Cancer Therapy Evaluation Program, Division of Cancer Treatment and Diagnosis of the National Cancer Institute, or NCI, an institute of the National Institutes of Health.
Gary Willis (1,2)	59	2005	Chairman, President and Chief Executive Officer of the Zygo Corporation from 1992 to 2000, Chairman, President and Chief Executive Officer of the Foxboro Company, from 1984 to 1990, a board member of Rofin-Sinar Technologies, Benthos Corporation and Plug Power Inc.

(1)	Member of the Compensation Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating and Governance Committee of the Board of Directors.

During the fiscal year ended December 31, 2004, the Board of Directors held six meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors, and of all committees of the Board of Directors on which he served, held while he was a director of the Company.

The Board of Directors has a Compensation Committee, Audit Committee, and Nominating and Governance Committee to assist it in the discharge of its responsibilities.

The Compensation Committee of the Board of Directors administers our executive compensation policies and incentive compensation plans, including bonus and stock option and other equity grants. The Compensation Committee is comprised of four non-employee directors, Messrs. Bickerstaff, Frank T. Cary, Miller and Willis. Mr. Cary will cease to serve on the Compensation Committee after the annual meeting. Mr. Willis acts as the chairman of the Compensation Committee. The

Compensation Committee held one meeting in 2004. At the time of the 2004 Compensation Committee meeting, the Compensation Committee was comprised of Messrs. Miller, MacDonald and Cary.

The functions of the Audit Committee and its activities during fiscal 2004 are described below under the heading "Report of Audit Committee". The Audit Committee is comprised of three non-employee directors, Messrs. Bickerstaff, Miller and Willis. Mr. Bickerstaff acts as the chairman of the Audit Committee. The Audit Committee held five meetings in 2004. At the time of the Audit Committee meetings which were held in 2004, the Audit Committee was comprised of Messrs. Miller, Cary and Walter B. Wriston.

Nominating and Governance Committee

The Nominating and Governance Committee was established for the purpose of assisting the Board in its selection of individuals as nominees for election to the Board at meetings of the Company's stockholders and/or to fill any vacancies or newly created directorships on the Board and assisting the Board in its oversight of the corporate governance of the Company.

The Nominating and Governance Committee is comprised of Messrs. Carter, Miller and Sartorelli. Mr. Miller acts as the chairman of the Nominating and Governance Committee. All members of the Nominating and Governance Committee are independent as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for election to the Board. Candidates may come to the attention of the Nominating and Governance Committee through members of our Board, professional search firms, stockholders and other interested parties. From time to time, the Nominating and Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such firm only if the candidate is elected to the Board or is recommended to the Board by the Nominating and Governance Committee for inclusion in the slate of nominees to be elected at the annual meeting. In 2005, the Nominating and Governance Committee retained Korn-Ferry International to assist in the search process for new directors. Korn-Ferry International recommended George Bickerstaff to the Committee. Upon Mr. Bickerstaff's election to the Board, Korn-Ferry International was paid a fee of $63,600.

The Nominating and Governance Committee believes that all candidates should have personal and professional integrity, experience with businesses and other organizations of comparable size or in related industries, a college or professional degree, demonstrated exceptional ability and judgment, and the ability to act in the best interests of our stockholders.

The Nominating and Governance Committee will consider nominations for directors from stockholders. A stockholder wishing to nominate an individual for election to the Board should send the nomination, together with a statement of the individual's experience and qualifications and a signed consent of the individual to serve if nominated and elected, to our Nominating and Governance Committee Administrator c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Nominations received by the Nominating and Governance Committee will be reviewed by the Chairman of the Nominating and Governance Committee to determine whether the candidate possesses the director qualifications, and if so, whether the candidate's expertise and particular set of skills and background fit the current needs of the Board and whether the candidate will be effective, together with the other nominees and directors, in serving the long-term interests of the Company and our stockholders.

If the candidate meets the requirements for a current vacancy on the Board, the submission materials are reviewed by the Nominating and Governance Committee. The process of reviewing and evaluating candidates submitted by stockholders is designed to ensure that the Board includes members with diverse backgrounds, skills and experience including appropriate financial and other expertise relevant to the business of the Company.

The Nominating and Governance Committee Charter is available on the Company's website, www.vionpharm.com. The Nominating and Governance Committee held one meeting in 2004. At the time of the Nominating and Governance Committee meeting which was held in 2004, the Nominating and Governance Committee was comprised of Messrs. Miller, Cary, Wriston and Charles K. MacDonald.

Stockholder Communications with the Board of Directors

The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will be primarily responsible for monitoring communications from stockholders and other interested parties and will provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairman of the Nominating and Governance Committee c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Report of the Audit Committee

The Board's Audit Committee consists of three non-employee directors, George Bickerstaff, as Chairman, William R. Miller and Gary Willis, each of whom has been determined to be an "independent director" as that term is defined in the listing standards of the NASDAQ Stock Market. Pursuant to the Audit Committee's amended and restated written charter as adopted by the Board of Directors (which is available on our website, www.vionpharm.com), the Audit Committee evaluates audit performance, manages the relationship with the Company's independent accountants, assesses policies and procedures relating to internal controls and evaluates complaints regarding auditing and accounting matters. This report relates to the activities taken by the Audit Committee in carrying out such role for the past year.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and reporting process, which includes the Company's systems for internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 and discussed the audited financial statements with management. The review included a discussion of the quality and acceptability of the Company's financial reporting and controls, including the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, and considered the compatibility of non-audit services with the auditors' independence, including the matters in their written disclosures required by the Independence Standards Board, including Standard No. 1, and received written disclosures required by that standard. The Audit Committee held a private session with the Company's independent auditors, Ernst & Young LLP, at which candid discussions of financial management, accounting and internal controls took place.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and other matters.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

The Board of Directors, on recommendation of its Audit Committee, has selected Ernst & Young LLP as the Company's independent auditors for fiscal year 2005 and will submit its decision for stockholder ratification at the annual meeting.

Submitted by the Audit Committee:
GEORGE BICKERSTAFF, CHAIRMAN WILLIAM R. MILLER GARY WILLIS

Audit Committee Financial Expert

Our board of directors has determined that Mr. Bickerstaff who serves on its audit committee qualifies as "audit committee financial expert" (as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002). Our board of directors has a separately-designated standing audit committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 and has also determined that all members of the audit committee are "independent", as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or insider participation.

Compensation of Directors

In 2004, our non-employee directors received $1,000 for each board meeting attended and the chairman of the board received $4,000 for each board meeting attended. Directors were also reimbursed for expenses actually incurred in attending board or committee meetings.

Our 2003 Stock Option Plan provides for the automatic grant of 15,000 stock options to each of our non-employee directors and 20,000 stock options to the chairman of the board on the day following our annual meeting and provides for the automatic grant of 20,000 stock options to each person who is initially elected or appointed to the Board of Directors as a non-employee director. The exercise price for each share subject to such options is equal to the fair market value of the common stock on the date of grant. These options vest after one year (or earlier on a change of control) and, generally, expire upon the earlier of ten years after the date of grant or one year after termination of service as a director. At the 2004 annual meeting, each of Mr. MacDonald, Mr. Cary, Dr. Carter, Dr. Sartorelli and a former director, was granted 15,000 stock options and Mr. Miller was granted 20,000 stock options at an exercise price of $4.04 per share. In addition, upon his initial appointment to the Board on October 15, 2004, Dr. Sznol was granted 20,000 options at an exercise price of $4.31 per share. If the 2005 Stock Incentive Plan is approved at the annual meeting (see Proposal No. 2 below), no additional option grants will be made under our 2003 Stock Option Plan.

During the year ended December 31, 2004, we also modified certain options held by Dr. Sznol upon his appointment to the Board of Directors. The options were modified to allow them to remain outstanding and, where applicable, to continue to vest and become exercisable in accordance with their terms during his continued service to the Company.

Upon the advice and recommendation of outside compensation consultants retained by the Compensation Committee, which advice and recommendation was based upon a detailed analysis of the practices of companies within our peer group as well as emerging trends occurring within director compensation arena, and other factors considered by the Compensation Committee and the Board, the Compensation Committee recommended and the Board of Directors approved the following changes, effective September 13, 2005, to the cash compensation payable to our non-employee directors:

•	payment of a $15,000 annual retainer to each director other than the chairman of the board;

•	payment of a $40,000 annual retainer to the chairman of the board;

•	payment of a $5,000 annual retainer to the chair of each committee of the board other than the chair of the audit committee;

•	payment of a $10,000 annual retainer to the chair of the audit committee;

•	the increase of the meeting fee payable for each board meeting attended from $1,000 to $1,500 and the elimination of the $4,000 meeting fee payable to the chairman of the board; and

•	payment of $1,000 meeting fee for each committee meeting attended in person and $500 for each committee meeting attended by teleconference that exceeds one hour.

Directors will also continue to be reimbursed for expenses actually incurred in attending board and committee meetings.

Also upon the advice and recommendation of outside compensation consultants retained by the Compensation Committee, and other factors considered by the Compensation Committee and the Board, but subject to the approval of our 2005 Stock Incentive Plan by our stockholders (see Proposal No. 2 below), effective September 13, 2005, the Compensation Committee recommended and the Board of Directors approved changing the form in which equity compensation is provided to our non-employee directors from stock option awards to restricted stock awards, on the following terms:

•	annual restricted stock grants to each non-employee director on the first trading day following each annual meeting for the number of shares of our common stock determined by dividing $28,200 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 11,300), which shares shall fully vest one year after the date of each grant or upon a change in control; and

•	an initial restricted stock grant on the first trading day following a non-employee director's initial appointment or election to the board for the number of shares of our common stock determined by dividing $100,000 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 34,700), which shares shall vest in three equal annual installments or upon a change in control.

Certain Relationships and Related Transactions

We recorded research and development expense of $200,000 during 2004 related to a gift to fund research through March 31, 2006 at the laboratory at Yale University headed by Dr. Sartorelli, a member of the Board of Directors. The balance of gifts of $250,000 at December 31, 2004 will be paid in five equal quarterly installments through the first quarter of 2006.

Vote Required

The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. Abstentions and withheld votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1—ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MANAGEMENT

Executive Officers

The following table contains the names and positions of the current executive officers of the Company:

Name	Position
Alan Kessman	Chief Executive Officer and Director
Howard B. Johnson	President and Chief Financial Officer
Ann Cahill	Vice President—Clinical Development
Terrence W. Doyle, Ph.D.	Vice President—Chief Scientific Officer
Ivan King, Ph.D.	Vice President—Research and Development

Alan Kessman, age 58, has been our Chief Executive Officer since January 1999 and has served on our Board of Directors since October 1998. Mr. Kessman also served as our President from April 1999 to January 2004. Mr. Kessman is a partner of PS Capital LLC, an international investment and management advisor. From 1983 to 1998, Mr. Kessman was chairman, chief executive officer and president of Executone Information Systems, Inc., a developer and marketer of voice and data communications systems.

Howard B. Johnson, age 46, has been our President since January 2004 and our Chief Financial Officer since March 2002. Mr. Johnson was a vice president and a consultant for Nutrition 21, Inc., a nutri-ceutical company, from November 2001 until March 2002. From May 1999 until February 2001, Mr. Johnson was chief financial officer of IBS Interactive, Inc. (now Digital Fusion, Inc.), an information technology services company. Mr. Johnson founded and from 1996 to 1999 was chairman and chief executive officer of MedWorks Corporation, a privately held medical device company. From 1983 to 1993, Mr. Johnson was an investment banker at PaineWebber Group, Inc.

Ann Cahill age 44, has been our Vice President of Clinical Development since October 2004. Ms. Cahill was our Senior Director of Clinical Affairs from October 2003 to October 2004 and Director of Clinical Affairs from January 2002 to October 2003. From 1997 to 2002, Ms. Cahill was a member of the project management group of Schering-Plough Corporation, including leadership roles in clinical affairs for hepatitis and medical oncology. From 1985 to 1997, Ms. Cahill was a physician associate in a medical oncology practice.

Terrence W. Doyle, Ph.D., age 63, has been our Vice President and Chief Scientific Officer since January 2004. Prior to that, Dr. Doyle was our Vice President of Research and Development. From 1967 to 1993, Dr. Doyle was an employee of the Bristol-Myers Squibb Company, including from 1990 to 1993 an executive director with Bristol-Myers Squibb Company. Dr. Doyle is the original holder of 47 U.S. patents for anti-infective, anti-inflammatory and anti-tumor agents and the author of over 170 published research articles and abstracts on cancer chemotherapy.

Ivan King, Ph.D., age 50, has been our Vice President of Research and Development since January 2004. Dr. King was our Vice President of Research from July 1998 to January 2004 and Senior Director of Biology from October 1995 to July 1998. From 1990 to 1995, Dr. King was a section leader in the department of tumor biology at Schering-Plough Research Institute in charge of the cell biology and in vivo biology groups where he was responsible for identifying targets, developing high throughput assays, evaluating in vitro and in vivo activities of drug candidates and recommending candidates for clinical development. Dr. King's first industrial position was as a senior research scientist at Bristol-Myers Squibb Company.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the executive officers during the year ended December 31, 2004.

Compensation Policy.    The Committee's policy with respect to executive compensation has been designed to:

•	adequately and fairly compensate executive officers in relation to responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within the Company's industry;

•	reward executive officers for the achievement of short-term goals and for the enhancement of the long-term value of the Company; and

•	align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the value of the Company's common stock.

The components of compensation generally paid to executive officers consisted of: (a) base salary and (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company. The Company's Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded, selecting the individual executives and members of senior management who will be awarded bonuses and stock options, and for determining the timing, pricing and amount of all stock options granted to executives and members of senior management.

The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for individual contributions to the achievement of the Company's business, research and product development objectives established by the Board of Directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including members of management, and to reward its officers and employees for achieving the Company's business objectives. The Company believes its incentive compensation plan rewards management when the Company and its stockholders have benefited from achieving the Company's business and financing objectives and targeted clinical, research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within the Company's industry.

Components of Compensation.    The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

•	Base Salary. The Compensation Committee periodically reviews the base salary paid by the Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry. For most of 2003, the Company's executives deferred a portion of their base salary until the Company raised funds for operations. In August 2003, the Company reinstated the full salaries for its executive officers and repaid the deferral amounts during the twelve month period ended July 31, 2004.

•	Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in stockholder value. Annual bonus payments are based on the individual's and the Company's performance. The Compensation Committee believes that the stock option grants reward executive officers only to the extent that stockholders have benefited from increases in the value of the Company's common stock.

Compensation of the Chief Executive Officer.    The Company has entered into an executive employment agreement with Mr. Kessman. The material terms of this executive employment agreement are described below under the heading "Employment Agreements". The Compensation Committee believes that the compensation under the agreement adequately and fairly compensates Mr. Kessman in relation to his responsibilities, capabilities, contributions and dedication to the Company, including his success in raising financing for the Company, pursuing and consummating collaborative agreements and advancing the Company's research programs, and secures for the Company the benefit of his leadership, management and financial skills, and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Kessman to the Company and are in line with the compensation earned by chief executive officers employed by companies of comparable size and stage of development within the Company's industry. Mr. Kessman was granted a bonus of $100,000 for his efforts, among other things, towards (a) the commencement of Phase III clinical trials of CLORETAZINE®; (b) the successful completion of financings; and (c) the successful retention of our employees as well as his corporate leadership and positioning of the company in the oncology community and with investors.

Tax Deductibility.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding one million paid to certain named executive officers, excluding performance-based compensation. Through December 31, 2004, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

Conclusion.    The Compensation Committee believes that the concepts discussed above further stockholder interests because a significant part of executive compensation is based upon the Company achieving its product development and other specific goals set by the Board of Directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering stockholder interests.

The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

Submitted by the Compensation Committee:
GARY WILLIS, CHAIRMAN GEORGE BICKERSTAFF WILLIAM R. MILLER

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, to our four most highly compensated current executive officers and to one former executive officer during the 2004 fiscal year for services rendered to us in all capacities during the three fiscal years ended December 31, 2004.

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Alan Kessman.	2004	$412,000	(11)	$100,000	(15)	(3)	150,000	$1,000	(8)
— Chief Executive Officer (1)	2003	$412,000	(2)	—		(3)	80,000	$14,200	(4)
	2002	$412,000	(5)	—		(3)	150,000	$15,010	(6)
Howard B. Johnson.	2004	$250,000	(11)	$25,001		(3)	100,000	—
— President and Chief	2003	$200,000	(2)	—		(3)	60,000	—
Financial Officer (10)	2002	$200,000	(9)	—		(3)	422,499	—
Ivan King, Ph.D.	2004	$208,000	(11)	$20,800		(3)	50,000	$1,000	(8)
— Vice President, Research	2003	$200,000	(2)	—		(3)	40,000	$1,000	(8)
and Development	2002	$200,000	(9)	—		(3)	65,000	$1,500	(8)
Ann Lee Cahill.	2004	$184,800		$15,400		(3)	105,000	$1,000	(8)
— Vice President, Clinical	2003	—		—		—	—
Development (12)	2002	—		—		—	—
Terrence W. Doyle, Ph.D.	2004	$224,973	(11)	$4,500		(3)	—	$1,000	(8)
— Vice President, Chief	2003	$216,320	(2)	—		(3)	10,000	$1,500	(8)
Scientific Officer (7)	2002	$216,320	(9)	—		(3)	38,415	$1,500	(8)
Mario Sznol, M.D.	2004	$234,600	(11)	$7,819		(3)	—	$42,893	(13)
— Vice President, Clinical	2003	$225,576	(2)	—		(3)	50,000	$1,000	(8)
Affairs (14)	2002	$225,576	(9)	—		(3)	65,936	$1,500	(8)

(1)	We are a party to an employment agreement with Mr. Kessman. See "— Employment Agreements."

(2)	Includes salary deferred in connection with our plan to conserve cash resources announced in May 2002 net of payments of the deferred salary beginning August 1, 2003, as follows: Mr. Kessman - $14,274; Mr. Johnson - $3,889; Dr. King - $3,889; Dr. Doyle - $4,203; and Dr. Sznol - $4,387.

(3)	Aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the indicated person.

(4)	Consists of life and disability insurance payments.

(5)	Includes $77,000 paid pursuant to our December 2001 consulting agreement with PS Capital LLC of which Mr. Kessman is a controlling member. Includes $100,333 of salary and consulting payments to PS Capital deferred as part of the realignment plan we announced in May 2002. In August 2003, we reinstated the full salaries of our named executive officers and repaid the salary deferrals over the twelve month period ended July 31, 2004.

(6)	Consists of life and disability insurance payments of $13,510 and matching contributions to the Company's 401(k) Retirement Plan of $1,500.

(7)	In January 2004, we entered into a consulting agreement with Gemin X, Inc. (Gemin X), under which Dr. Doyle renders consulting services to Gemin X. Gemin X paid us $213,325 for Dr. Doyle's consulting for the year ended December 31, 2004.

(8)	Consists of matching contributions to the Company's 401(k) Retirement Plan.

(9)	Includes salary deferred in connection with our realignment plan announced in May 2002 as follows: Mr. Johnson - $23,333; Dr. King - $23,333; Dr. Doyle - $25,237; and Dr. Sznol - $26,317. In August 2003, we reinstated the full salaries of our named executive officers and repaid the salary deferrals over the twelve month period ended July 31, 2004.

(10)	Mr. Johnson was hired on March 18, 2002.

(11)	Excludes 2004 payments of salary deferrals in 2002-2003 in connection with our realignment plan announced in May 2002 as follows: Mr. Kessman - $114,607; Mr. Johnson - $27,222; Dr. King - $27,222; Dr. Doyle - $29,440; and Dr. Sznol - $30,704.

(12)	Ms. Cahill was named an executive officer on October 15, 2004.

(13)	Consists of payment of accrued vacation of $41,893 and matching contributions to the Company's 401(k) Retirement Plan of $1,000.

(14)	Dr. Sznol resigned his position as Vice President, Clinical Affairs on October 15, 2004 and joined our Board of Directors. Dr. Sznol also served on our Scientific Advisory Board. He was granted an initial director option on October 15, 2004. See "— Director Compensation."

(15)	Mr. Kessman was granted a bonus of $100,000 for his efforts, among other things, towards (a) the commencement of Phase III clinical trials of CLORETAZINE®; (b) the successful completion of financings; and (c) the successful retention of our employees as well as his corporate leadership and positioning of the company in the oncology community and with investors.

Option Grants in Last Fiscal Year

The following table sets forth the grant of stock options made during the year ended December 31, 2004 to the persons named in the Summary Compensation Table:

Name (a)	Number of Securities Underlying Options Granted (1) (b)	% of Total Options Granted to Employees in Fiscal Period (2) (c)	Exercise of Base Price ($/Sh) (3) (d)	Expiration Date (e)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($) (f)	10% ($) (g)
Alan Kessman	150,000	20.1%	$4.70	12/8/2014	$443,371	$1,123,588
Howard B. Johnson	100,000	13.4%	$4.70	12/8/2014	$295,580	$749,059
Ivan King, Ph.D.	50,000	6.7%	$4.70	12/8/2014	$147,790	$374,529
Ann Lee Cahill	55,000	7.4%	$4.31	10/15/2014	$149,079	$377,797
	50,000	6.7%	$4.70	12/8/2014	$147,790	$374,529
Terrence W. Doyle, Ph.D.	—	—	—	—	—	—
Mario Sznol, M.D. (4)	—	—	—	—	—	—

(1)	Mr. Kessman's option grant vests 100% on December 8, 2005. Ms. Cahill's option grant for 55,000 shares of common stock vests 25% on October 15, 2005, 50% on October 15, 2006, 75% on October 15, 2007 and 100% on October 15, 2008. All other option grants vest 25% on December 8, 2005, 50% on December 8, 2006, 75% on December 8, 2007 and 100% on December 8, 2008.

(2)	Computed based on an aggregate of 745,700 shares issuable upon exercise of options granted to employees during the year ended December 31, 2004.

(3)	For all option grants, the exercise price was equal to the market value of the underlying common stock at the date of grant.

(4)	Dr. Sznol resigned on October 15, 2004 and joined our Board of Directors. He was granted an initial director option on October 15, 2004. See "— Director Compensation."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised in 2004 and unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2004.

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- the-Money Options at Fiscal Year-End ($) (1)
			Exercisable (d)	Unexercisable (e)	Exercisable (f)	Unexercisable (g)
Alan Kessman.	—	$—	1,352,927	190,000	$788,340	$124,800
Howard B. Johnson.	—	$—	267,499	315,000	$504,296	$266,550
Ivan King, Ph.D.	—	$—	311,215	86,667	$347,944	$83,201
Ann Lee Cahill	—	$—	30,833	119,167	$93,199	$41,701
Terrence W. Doyle, Ph.D.	—	$—	217,200	16,667	$191,391	$20,801
Mario Sznol, M.D. (2)	—	$—	389,669	44,584	$324,973	$104,002

(1)	Computed based upon the difference between the closing price of the Company's common stock on December 31, 2004 ($4.69) and the exercise price.

(2)	Dr. Sznol resigned on October 15, 2004 and joined our Board of Directors. Excludes an initial director option granted to Dr. Sznol on October 15, 2004. See "— Director Compensation."

Employment and Change in Control Agreements

In November 2003, we entered into an employment agreement effective January 1, 2004 with Alan Kessman, our Chief Executive Officer. Pursuant to this agreement, Mr. Kessman receives a minimum base salary of $412,000 per year and is eligible for a bonus of up to 50% of his base salary based on the achievement of specified objectives. In the event Mr. Kessman's employment is terminated by us for any reason other than cause or disability, or if Mr. Kessman terminates for good reason, we are obligated to pay him two times the sum of his base salary plus his average annual bonus for the prior two years and to continue payment of certain insurance costs on his behalf. Under Mr. Kessman's employment agreement, it shall constitute "good reason" for Mr. Kessman to terminate his employment and receive the amounts described above if there is a change in control and the Company or its successors, as the case may be, fails to agree in writing to extend the expiration date of the employment agreement to the two-year anniversary of the change of control. We recently negotiated a one year extension of Mr. Kessman's employment agreement, and the termination date of Mr. Kessman's employment agreement is now December 31, 2006.

We have entered into agreements with Howard B. Johnson, our President and Chief Financial Officer, Dr. Ivan King, our Vice President of Research and Development, Ann Lee Cahill, our Vice President of Clinical Development and Dr. Terrence W. Doyle, our Vice President and Chief Scientific Officer, pursuant to which each of these officers would be entitled to certain payments in the event such officer's employment is terminated during the twelve-month period following a "change in control," as defined in the agreement. Specifically, if a "change in control" occurs, the officer shall be entitled to a lump sum severance payment equal to the sum of twelve months of the officer's monthly base salary as in effect as of the date of termination or immediately prior to the change in control, whichever is greater, plus the average of the last two cash bonus payments made to the officer prior to the change in control. The officer would also be entitled to all payments necessary to provide him or her with group health insurance benefits substantially similar to those which the officer was receiving immediately prior to the date of termination until the earlier of 18 months after such termination or the date the officer has obtained new full-time employment. The foregoing amounts are not payable if the termination of the officer is due to his or her death or is a result of a termination by us for cause or by the officer other than for good reason.

On September 13, 2005, we entered into an additional agreement with Howard B. Johnson, our President and Chief Financial Officer, pursuant to which Mr. Johnson would be entitled to certain payments in the event his employment is terminated after Alan Kessman's retirement, resignation or termination as our Chief Executive Officer ("CEO"). Specifically, if at any time within one year after the earlier of (i) the date of a public announcement by the Company of the hiring of a new CEO and (ii) the date of hiring of such new CEO as set forth in such public announcement (the "CEO Hiring Date") Mr. Johnson is terminated by the Company without cause (as defined in the agreement), he shall be entitled to a lump sum payment equal to the sum of twelve months of his monthly base salary as in effect as of the date of termination or immediately prior to such termination, whichever is greater, plus the average of the last two cash bonus payments made to Mr. Johnson prior to his termination. Mr. Johnson would also be entitled to all payments necessary to provide him with group health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination until the earlier of 12 months after such termination or the date he obtains new full-time employment. Also, if Mr. Johnson voluntarily resigns from his position as President and Chief Financial Officer of the Company within the first 90 days following the CEO Hiring Date, he shall be entitled to receive his full base salary, at the rate as in effect at the date of resignation, at such time as such payments would have been due pursuant to his previous salary arrangement, until the earlier of 12 months after the date of such resignation or the date he obtains new full-time employment (the "Transition Period"), provided that Mr. Johnson advises and consults by telephone, in writing or, at a mutually agreeable time, in person regarding the affairs of the Company with the officers and directors of the Company upon requests for such services by such officers and directors during the Transition Period. In the event of such resignation, Mr. Johnson would also be entitled to all payments necessary to provide him with group health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination until the earlier of 12 months after such termination or the date he obtains new full-time employment. The foregoing amounts are not payable if the termination of Mr. Johnson is due to his death, is a result of a termination by us for cause or if Mr. Johnson is offered the position of CEO.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to our directors, officers and employees, as well as a Code of Ethics that applies to our chief executive officer and senior financial officers. The codes have been posted to our website, www.vionpharm.com.

Performance Graph

The following line graph compares the five-year cumulative total stockholder's return on our common stock to: (i) the change in the cumulative total return on the Nasdaq Composite Index for U.S. Companies and (ii) the change in the cumulative total return on the Nasdaq Biotechnology Index, which includes biotechnology companies, assuming an investment of $100 made in each and assuming the reinvestment of any dividends.

PROPOSAL NO. 2
APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

On September 13, 2005, based on the recommendation of the Compensation Committee of our Board of Directors, our Board of Directors unanimously approved the 2005 Stock Incentive Plan (the "2005 Plan"), subject to the approval of our stockholders at the annual meeting. The 2005 Plan will become effective if, and only if, it is approved by our stockholders at the annual meeting. If the 2005 Plan is approved, no future awards will be made under the Company's 2003 Stock Option Plan (the "2003 Plan"), including automatic option awards that would otherwise be made pursuant to the 2003 Plan to our non-employee directors on the day following the annual meeting.

Currently, stock options are the only form of equity-based compensation allowed under our existing equity compensation plans. In view of recent trends in equity compensation and the pending changes in financial accounting standards applicable to equity-based compensation awards, which, among other things, will require the mandatory expensing of stock options, our Board of Directors and Compensation Committee believe that is essential for the Company to be able to grant other forms of equity-based compensation in order to continue to attract and retain executives, other key employees, non-employee directors and other service providers of high quality and to implement equity compensation practices that will be cost efficient under the new accounting standards (once implemented) and that remain competitive within the industry. In addition to stock options, the 2005 Plan authorizes a broad range of awards, including:

•	stock appreciation rights ("SARs");

•	restricted stock, which is a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	deferred stock, which is a contractual commitment to deliver shares at a future date;

•	other awards based on shares of common stock, par value $.01 per share, including stock bonuses and dividend equivalents; and

•	performance awards, which are awards that are earned by achieving specific performance objectives.

Our Board of Directors and Compensation Committee therefore view the 2005 Plan as a key part of our compensation program.

In assessing the recommendation of our Board of Directors, stockholders should consider that our directors and executive officers will be eligible to receive awards under the 2005 Plan and thus may have a substantial interest in the approval of this proposal.

Reasons for Stockholder Approval.

We are submitting the 2005 Plan for approval by our stockholders in order to satisfy certain legal requirements and listing requirements of the Nasdaq National Market. In addition, we regard stockholder approval of the 2005 Plan as desirable and consistent with corporate governance best practices.

Stockholder approval of the 2005 Plan will enable us to grant stock options that qualify as "incentive stock options" ("ISOs") under the Internal Revenue Code. We are also seeking stockholder approval of the 2005 Plan in order to enable us to make certain awards that are exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code, which provides an annual $1 million limit on the deduction of non-exempt compensation paid to each of the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers").

Description of the 2005 Plan.

The following is a brief description of the material features of the 2005 Plan. This description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the 2005 Plan.    The total number of shares of common stock which may be issued pursuant to the 2005 Plan is equal to 6,725,000 plus the total number of shares of common stock that remain available for new awards under the 2003 Plan on the date of the annual meeting. This number is subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. As of September 1, 2005, 722,907 shares of Common Sock remained available for new awards under the 2003 Plan. Only the number of shares actually delivered to and retained by award recipients in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2005 Plan. Shares subject to awards granted under the 2005 Plan or the 2003 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the recipient (or, if previously delivered, returned to the Company by such recipient) will be available for issuance under the 2005 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2005 Plan or the 2003 Plan and shares equal to the number tendered in payment of any exercise price or taxes relating to any such award will also be available for issuance under the 2005 Plan. In no event may more than 6,725,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other extraordinary corporate events) be issued under the 2005 Plan pursuant to ISOs. The closing price of a share of our common stock on September 13, 2005, as reported by Nasdaq, was $2.69.

Per-Person Award Limitation.    The 2005 Plan limits the number of shares that may be covered by options, SARs and performance awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code to any person in a given calendar year. Under this annual per-person limitation (which applies separately to each type of award), no person may in any year be granted awards covering more than 1,000,000 shares (subject to adjustment for stock splits, stock dividends and other extraordinary corporate events), plus the amount of the person's unused annual share limit relating to the same type of award as of the close of the previous year.

Eligibility.    Awards may be granted under the 2005 Plan to any member of our Board of Directors (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates. As of September 2, 2005 approximately forty-five persons were eligible to receive awards under the 2005 Plan.

Administration.    The 2005 Plan will be administered by the Compensation Committee of our Board of Directors (the "Committee"), except that determinations with respect to the grant and administration of award to non-employee directors must be made by our Board of Directors. Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select the persons to whom awards will be made; prescribe the terms and conditions of each award and make amendments thereto; construe, interpret and apply the provisions of the 2005 Plan and of any agreement or other document evidencing an award made under the 2005 Plan and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the 2005 Plan. The Committee is permitted to delegate authority to executive officers for the granting of awards, but any action pursuant to delegated authority will be limited to grants to employees, including officers who are below the executive officer level. The 2005 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.

Limitation on Repricing.    The 2005 Plan contains a limitation on repricing pursuant to which no repricing (within the meaning of any stock exchange or market on which the shares of common stock may then be listed) of any outstanding option granted under the 2005 Plan be permitted, without the approval of our stockholders. Adjustments to the price or number of shares subject to an award to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

Stock Options and SARs.    The Committee is authorized to grant stock options, including ISOs and options that do not qualify as ISOs. SARs may also be granted, entitling the recipient to receive the excess of the fair market value of a share of common stock on the date of exercise over the designated "base price" of the SAR. The exercise price of an option and the base price of an SAR will be determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The Committee will determine the term of each option and SAR, but the maximum term of each option and SAR will be ten years. Subject to this limit, the times at which each will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

Restricted Stock and Deferred Stock.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the recipient to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Committee).

Deferred stock gives a recipient the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "stock units," "restricted stock units," "phantom shares" or "performance shares." The Committee will establish any vesting requirements for deferred stock granted for continuing services. Prior to settlement, deferred stock awards, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue unless otherwise determined by the Committee.

Other Stock-Based Awards.    The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards.

Performance-Based Awards.    The Committee may also grant performance awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, vested or settleable, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria set forth below for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or products: the commencement, completion or progress of preclinical or clinical trials of proposed products; regulatory filings with respect to the Company's proposed products; regulatory approvals (including approvals of products and approvals of protocols for trials of proposed products); patent applications or issuances; achievement of other product development milestones; manufacturing or process development; information technology; corporate development (including licenses or establishment of third party collaborations or joint ventures); mergers, acquisitions or dispositions (including acquisitions of an licenses of new products and technologies or intellectual property); basic or diluted earnings per share; sales or revenues; earnings before interest and taxes (in total or on a per share basis); net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; and/or total stockholder return. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

Amendment and Termination of the 2005 Plan; Term of the 2005 Plan.    Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the common stock may then be listed, our Board of Directors, acting in its sole discretion and without further action on the part of our stockholders, may amend the 2005 Plan at any time and from time to time and may terminate the 2005 Plan at any time. Unless earlier terminated, the 2005 Plan will terminate on the tenth anniversary of the date on which it is approved by our stockholders.

Federal Income Tax Implications of the 2005 Plan.

The grant of an option or an SAR will create no federal income tax consequences for the recipient or the Company. A recipient will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the recipient generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the recipient must generally recognize ordinary income equal to the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a recipient's sale of shares acquired by exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the recipient's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A recipient's sale of shares acquired by exercise of an SAR generally will result in capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a recipient in connection with an option or SAR, but no tax deduction relating to a recipient's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the applicable ISO holding periods before selling the shares.

With respect to awards other than options and SARs that result in a transfer to the recipient of shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the recipient generally must recognize ordinary income equal to the fair market value of shares or other property actually received. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a recipient under an award (such as, for example, restricted stock), the recipient generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the recipient, except as discussed below. A recipient may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the recipient subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, with respect to the amount of ordinary income on which he or she previously paid tax.

Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap under Section 162(m) and therefore remains fully deductible by the company that pays it. Under the 2005 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Plan may or may not qualify depending on the terms of the awards.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to recipients of awards under the 2005 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits.

In general, the type, number, recipients, and other terms of such awards which will be made under the 2005 Plan cannot be determined at this time. The Board has authorized, subject to the approval of the 2005 Plan by our stockholders, annual restricted stock grants to each of our non-employee directors on the first trading day following each annual meeting for the number of shares of our common stock determined by dividing $28,200 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 11,300), which shares shall fully vest one year after the date of each grant or upon a change in control and an initial restricted stock grant on the first trading day following a non-employee director's initial appointment or election to the board for the number of shares of our common stock determined by dividing $100,000 by the fair market value of our common stock on such date (provided that, if the price per share of our common stock is less than $2.00 on such date, the number of shares of restricted stock shall be fixed at 34,700), which shares shall vest in three equal annual installments or upon a change in control.

Equity Compensation Plan Information.

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	4,225,734(1)(2)	$4.46	1,181,058	(3)
Equity compensation plans not approved by security holders	948,144(4)	(4)	—

(1)	Reflects the following:

(a)	Outstanding options to purchase 1,218,093 shares of our common stock granted under our 2003 Stock Option Plan; and

(b)	Outstanding options to purchase 3,007,641 shares of our common stock granted under our 1993 Stock Option Plan. We no longer grant stock options under our 1993 Stock Option Plan, which expired on April 15, 2003.

(2)	Under our 2000 Employee Stock Purchase Plan, participants are permitted to purchase our common stock during the stock offering period. Accordingly, the number of shares of common stock to be issued upon the exercise of outstanding options granted under our 2000 Employee Stock Purchase Plan is not determinable.

(3)	Reflects 781,907 shares of our common stock available for future issuance under our 2003 Stock Option Plan and 399,151 shares of our common stock available for future issuance under our 2000 Employee Stock Purchase Plan.

(4)	Reflects outstanding options to purchase 948,144 shares of our common stock granted under our Senior Executive Stock Option Plan (the "Senior Plan") to Mr. Kessman in January 1999 at exercise prices ranging from $5.25 to $5.775 in connection with his employment agreement. The shares of common stock issuable upon exercise of the options granted to Mr. Kessman under the Senior Plan have not been registered. The following summarizes the principal terms of the Senior Plan, which was adopted by our Board of Directors on January 11, 1999. Options may be granted under the Senior Plan to our Chief Executive Officer and to a director or officers who are considered a Reporting Persons under Rule 16b-3. The Board has appointed its Compensation to administer the plan. Subject to the limitations of the Senior Plan, the Committee has broad authority under the Senior Plan. The maximum number of shares of common stock that may be issued under the Senior Plan is 980,000, subject to customary antidilution and other adjustments provided for in the Senior Plan, and the maximum number of shares of common stock with respect to such options that may be granted to any individual in any calendar year is 980,000 shares. Shares of common stock available for issuance under the Senior Plan may be authorized and unissued or held by the Company in its treasury. All options expire not more than 10 years after the date of grant. The exercise price for each share of common stock covered by an option will be determined by the Committee at the time of grant. The Committee may establish vesting and other conditions or restrictions on the exercise of an option and/or upon the issuance of common stock in connection with the exercise of an option as it deems appropriate. No option will be exercisable during the first 6 months after the date of grant. If an optionee's employment or service terminates, the portion of an option not exercisable on the date of termination shall immediately terminate and the portion of an option that is exercisable on the date of termination shall remain exercisable for a period of time following the termination date, as follows: (i) if due to death or disability, for one year; (ii) if due to cause, immediately terminates; and (iii) for any other termination, for 3 months. The Senior Plan will terminate on September 9, 2013, unless sooner terminated by the Board. The Board may amend or terminate the Senior Plan at any time.

Vote Required

Approval of the 2005 Plan will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, and will not be counted in determining the number of shares necessary for approval. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS CONSIDERS THE 2005 STOCK INCENTIVE PLAN TO BE IN THE COMPANY'S BEST INTEREST AND THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2005 STOCK INCENTIVE PLAN AT THE ANNUAL MEETING.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2005, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has audited the Company's financial statements since 1995. A representative of the firm of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP, our independent registered public accountants, in 2004 and 2003:

	Years Ended December 31,
	2004		2003
	Fees	% Approved by the Audit Committee	Fees	% Approved by the Audit Committee
Audit fees	$166,195	100%	$114,550	100%
Audit related fees	—	—	—	—
Tax fees	28,000	100%	25,200	100%
All other fees	1,590	100%	—	—
Total	$195,785		$139,750

Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC. The fees for 2004 include $73,000 of accrued audit fees for third-quarter 2004 review and the 2004 year-end audit that were not billed until 2005. The fees for 2003 include $62,150 of accrued audit fees for the 2003 year-end audit that were not billed until 2004.

Audit Related Fees consist of fees billed for transaction consultations.

Tax Fees consist of fees billed for tax compliance services.

All Other Fees consist of a subscription fee for an online accounting research database.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee of our Board of Directors is responsible, among other matters, for the oversight of the external auditor. The Audit Committee has adopted a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accountants (the "Policy").

Under the Policy, proposed services either (i) may be pre-approved by the Audit Committee without consideration of specific case-by-case services as "general pre-approval"; or (ii) require the specific pre-approval of the Audit Committee as "specific pre-approval". The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The appendices to the Policy set out the audit, audit-related, tax and other services that have received the general pre-approval of the Audit Committee, including those described in the footnotes to the table, above; these services are subject to annual review by the Audit Committee. All other audit, audit-related, tax and other services must receive a specific pre-approval from the Audit Committee.

The Audit Committee establishes budgeted fee levels annually for each of the four categories of audit and non-audit services that are pre-approved under the Policy, namely, audit, audit-related, tax and other services. Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both the external auditor and the chief financial officer. At each regular meeting of the Audit Committee, the external auditor provides a report in order for the Audit Committee to review the services that the external auditor is providing, as well as the status and cost of those services.

Vote Required

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required for the adoption of this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

ADDITIONAL INFORMATION

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address be delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if you shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Stockholder Proposals for the 2006 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposal must be received by the Company's Corporate Secretary no later than May 24, 2006. Proposals should be sent by certified mail, return receipt requested to Corporate Secretary, Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy, to the extent entitled, on those matters in accordance with their best judgment. Whether or not you expect to attend the annual meeting, the prompt return of your proxy in the enclosed envelope, or your vote by telephone or on the Internet, will be appreciated.

On behalf of the Board of Directors
/s/ Karen Schmedlin
KAREN SCHMEDLIN Secretary

September 13, 2005

APPENDIX A

VION PHARMACEUTICALS, INC.
2005 STOCK INCENTIVE PLAN

1.    Purpose.    The purpose of the Vion Pharmaceuticals, Inc. 2005 Stock Incentive Plan is to establish a flexible vehicle through which the Company can attract, motivate, reward and retain key personnel of the Company and its affiliates through the use of equity-based incentive compensation awards.

2.    Definitions.    For purposes of the Plan, the following terms shall have the following meanings:

(a)    "Award" shall mean any Option, SAR, Restricted Stock, Deferred Stock, Performance Award or Other Stock-Based Award granted to a participant under the Plan.

(b)    "Board" shall mean the Board of Directors of the Company.

(c)    "Change in Control" shall mean the occurrence, after the Effective Date, of any of the following:

(i)    any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, of any corporation owned, directly or indirectly, by all stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

(ii)    during any period of one year (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, the events set forth above shall not constitute a "Change in Control" if the applicable event occurs due to the actions of members of the management of the Company (e.g., a management buy-out or similar transaction).

(d)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)    "Committee" shall mean the Compensation Committee of the Board.

(f)    "Common Stock" shall mean the Company's common stock, par value $0.01.

(g)    "Company" shall mean Vion Pharmaceuticals, Inc., a Delaware corporation, and any successor thereto.

(h)    "Deferred Stock" means a right, granted to a participant under Section 6(e), to receive Common Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

(i)    "Detrimental Activities" shall mean any of the following, unless authorized by the Company: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its affiliates, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its affiliates, (ii) the disclosure to anyone outside the Company or its affiliates or use in other than the Company's or its affiliates' business of any confidential information or material relating to the business of the Company or its affiliates, acquired by the Award recipient either during or after employment or other service with the Company or its affiliates, (iii) the failure or refusal to disclose promptly and to assign to the Company or its affiliates all right, title and interest in any invention or idea, patentable or not, made or conceived by the Award recipient during employment by or other service with the Company or its affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or its affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its affiliates to secure a patent where appropriate in the United States and in other countries, or (iv) any attempt directly or indirectly to induce any employee of the Company or its affiliates to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its affiliates.

(j)    "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

(k)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(l)    "Fair Market Value" shall mean the fair market value of the Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Common Stock as of any given date shall be the closing sale price per share of Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(m)    "Option" means a right, granted to a participant under Section 6(b), to purchase Common Stock at a specified price during specified time periods.

(n)    "Other Stock-Based Award" means an Award granted to a participant under Section 6(f).

(o)    "Performance Award" means an Award granted to a participant under Section 6(g).

(p)    "Plan" shall mean this Vion Pharmaceuticals, Inc. 2005 Stock Incentive Plan, as amended from time to time.

(q)    "Restricted Stock" means Common Stock granted to a participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(r)    "Securities Act" shall mean the Securities Act of 1933, as amended.

(s)    "Stock Appreciation Right" or "SAR" means a right granted to a participant under Section 6(c).

3.    Administration.

(a)    Committee.    The Plan will be administered by the Committee. Unless the Board determines otherwise, the members of the Committee shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Exchange Act, and as "outside directors" under Section 162(m) of the Code. Notwithstanding the foregoing, the Board will have sole responsibility and authority for matters relating to the grant and administration of Awards to any member of the Board who is not an employee of the Company or its affiliates.

(b)    Responsibility and Authority of Committee.    Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Awards will be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c)    Delegation of Authority.    To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.

(d)    Committee Actions.    A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e)    Limitation on Repricing.    Subject to the provisions of Section 9, in no event shall any repricing (within the meaning of any stock exchange or market on which the shares of Common Stock may then be listed) of any outstanding Option granted under the Plan be permitted, without the approval of the stockholders of the Company.

(f)    Indemnification.    The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

4.    Eligibility and Certain Award Limitations.

(a)    Eligibility.    Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.

(b)    Per-Person Award Limitations.    In each fiscal year during any part of which the Plan is in effect, the maximum number of shares of Common Stock with respect to which Options, SARs or Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code may be granted to an eligible person may not exceed his or her Annual Share Limit for such year (such Annual Share Limit to apply separately for each type of Award). Subject to the provisions of Section 9, an eligible person's "Annual Share Limit" shall equal, in any fiscal year during any part of which the eligible person is then eligible under the Plan, 1,000,000 shares, plus the amount of the eligible person's unused Annual Share Limit relating to the same type of Award as of the close of the previous year.

5.    Aggregate Share Limitation.    Subject to adjustment as provided in Section 9 below, the aggregate number of shares of Common Stock which may be issued pursuant to the Plan (the "Authorized Shares") is the sum of (a) 6,725,000 and (b) the aggregate number of shares of Common Stock available for new awards under the Vion Pharmaceuticals, Inc. 2003 Stock Option Plan, as amended (the "Prior Plan") as of the Effective Date. In determining the number of Authorized Shares available for issuance under the Plan at any time after the Effective Date, the following shares shall be deemed not to have been issued (and will remain available for issuance) pursuant to the Plan: (i) shares subject to an Award granted under the Plan or an option granted under the Prior Plan that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by the Company from the recipient of an Award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an Award, and (iii) shares withheld or tendered by the recipient of an Award granted under the Plan or an option granted under the Prior Plan as payment of the exercise or purchase price thereunder or the tax withholding obligations associated therewith. Subject to adjustment as provided in Section 9 below, in no event may more than 6,725,000 shares of Common Stock be issued under the Plan pursuant to "incentive stock options" (as defined in Section 422 of the Code). Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock may be issued under the Plan.

6.    Specific Terms of Awards.

(a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the participant and terms permitting a participant to make elections relating to his or her Award. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)    Options.    The Committee is authorized to grant Options to participants on the following terms and conditions:

(i)    Exercise Price.    The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(ii)    Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (including, cash, Common Stock, other Awards or awards granted under other plans of the Company or any affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law)), and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to participants.

(c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to participants on the following terms and conditions:

(i)    Right to Payment.    A SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the base price of the SAR as determined by the Committee, which base price shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(ii)    Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, method by or forms in which Common Stock will be delivered or deemed to be delivered to participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.

(d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to participants on the following terms and conditions:

(i)    Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination, at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan or any Award agreement evidencing the Restricted Stock, a participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either ((1) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (2) automatically reinvested in additional Restricted Stock or held in kind, subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

(e)    Deferred Stock.    The Committee is authorized to grant Deferred Stock to participants, which are rights to receive Common Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)    Award and Restrictions.    Issuance of Common Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Common Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)    Dividend Equivalents.    Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Common Stock covered by an Award of Deferred Stock shall be either (1) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (2) deferred with respect to such Deferred Stock, with the amount or value thereof automatically deemed reinvested in additional Deferred Stock.

(f)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units and awards designed to comply with or take advantage of other applicable local laws or jurisdictions other than the United States. The Committee shall determine the terms and conditions of such Awards.

(g)    Performance Awards.    The Committee is authorized to grant Performance Awards to eligible persons on the following terms and conditions:

(i)    Generally.    The Committee may specify that any Award granted under the Plan shall constitute a Performance Award by conditioning the grant, exercise, vesting or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under this Section 6(g) in the case of a Performance Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

(ii)    Awards exempt under Section 162(m) of the Code.    If the Committee determines that an Award should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code (other than Options or SARs which otherwise qualify as "performance- based compensation" for purposes of Section 162(m) of the Code), the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of one or more pre-established, objective performance goals. The performance goal or goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (ii). One or more of the following business criteria for the Company, on a consolidated basis, and/or, where appropriate, for specified subsidiaries, affiliates or other business units or products of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) the commencement, completion or progress of preclinical or clinical trials of proposed products; (2) regulatory filings with respect to the Company's proposed products; (3) regulatory approvals (including approvals of products and approvals of protocols for trials of proposed products); (4) patent applications or issuances; (5) achievement of other product development milestones; (6) manufacturing or process development; (7) information technology; (8) corporate development (including licenses or establishment of third party collaborations or joint ventures); (9) mergers, acquisitions or dispositions (including acquisitions of an licenses of new products and technologies or intellectual property); (10) basic or diluted earnings per share; (11) sales or revenues; (12) earnings before interest and taxes (in total or on a per share basis); (13) net income; (14) returns on equity, assets, capital, revenue or similar measure; (15) economic value added; (16) working capital; and/or (17) total stockholder return. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. All determination by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the award was conditioned have been satisfied.

7.    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or an affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that Awards (other than Options intended to qualify as "incentive stock options" (as defined in Section 422 of the Code)) and other rights may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. For purposes hereof, "beneficiary" shall mean the legal representatives of the participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a participant's Award upon a participant's death, provided that, if and to the extent authorized by the Committee, a participant may be permitted to designate a beneficiary, in which case the "beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the participant's Award upon such participant's death.

8.    Effect of Non-Compliance or Detrimental Activities.    Unless an Award agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any Award at any time if (a) the participant is not in compliance with all material provisions of the Award agreement and the Plan, or (b) the participant engages in any Detrimental Activities. If so requested by the Company, a participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and has not engaged in any Detrimental Activities.

9.    Capital Changes, Reorganization, Sale.

(a)    Adjustments upon Changes in Capitalization.    The aggregate number and class of Authorized Shares, the aggregate number and class of shares issuable pursuant to "incentive stock options" (as defined in Section 422 of the Code), the aggregate number and class of shares referenced by the Annual Share Limit, the number and class of shares and the exercise price per share of, each outstanding Option, the number and class of shares covered by, and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding Award of Deferred Stock or Other Stock-Based Award or Performance Award, any per-share base or purchase price or target market price included in the terms of any such award, and related terms shall all be adjusted proportionately or as otherwise deemed appropriate by the Board in its sole discretion to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

(b)    Acceleration of Vesting upon Change in Control.    Notwithstanding anything herein to the contrary, in the event of a Change in Control of the Company, the Board, acting in its sole discretion, may accelerate the vesting of any or all outstanding Awards under the Plan.

(c)    Conversion of Options and SARs upon Stock for Stock Exchange.    If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of the Company's voting securities immediately prior to the merger have the same proportionate ownership of the voting securities in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all Options and SARs granted hereunder shall be converted into option to purchase or SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that any or all such Options or SARs granted hereunder shall not be so converted but instead shall terminate, in which case the Company shall (i) notify the option and SAR holders in writing or electronically, at least fifteen (15) days prior to the consummation of the transaction, that the Options or SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related Award agreements have been satisfied for the period specified in the notice (but in any case not less than fifteen (15) days from the date of such notice), or (ii) provide for payment to each option or SAR holder of an amount in cash, Common Stock or other property equal to the difference between the Fair Market Value of the shares of Common Stock covered by his or her outstanding Options or SARs, whether or not the vesting conditions, if any, set forth in the related Award agreements have been satisfied, reduced by the aggregate exercise or base price thereof. The amount and price of converted options and SARs shall be determined by adjusting the amount and price of the Options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. To the extent provided in subsection (b) above, the converted Options and SARs shall be fully vested whether or not the vesting requirements set forth in the Award agreement have been satisfied.

(d)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

(e)    Determination of Board to be Final.    All adjustments under this Section 9 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10.    Tax Withholding.    As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award, the lapse of restrictions on any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award, the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 10 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). Other provisions of the Plan notwithstanding, only the minimum amount of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Common Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

11.    Amendment and Termination.    Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding award without the written consent of the award recipient.

12.    General Provisions.

(a)    Compliance with Law.    The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel to the Company with respect to such compliance.

(b)    Transfer Orders; Placement of Legends.    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)    No Employment or other Rights.    Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or service.

(d)    Decisions and Determinations Final.    Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

(e)    Nonexclusivity of the Plan.    No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

13.    Governing Law.    All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

14.    Term of the Plan.    The Plan shall become effective on the Effective Date. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

APPENDIX B

VION PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 25, 2005

Alan Kessman and Karen Schmedlin, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of Vion Pharmaceuticals, Inc. held of record by the undersigned on September 2, 2005, at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Tuesday, October 25, 2005 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016, or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3.

(Continued And To Be Signed On Reverse Side.)

X    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

		For All Nominees		Withhold All		For All Except
1.	Nominees for the Board of Directors:	[	]	[	]	[	]
1)	William R. Miller
2)	Stephen K. Carter, M.D.
3)	Alan Kessman
4)	Alan C. Sartorelli, Ph. D.
5)	George Bickerstaff
6)	Gary K. Willis
7)	Mario Sznol, M.D.

When you mark "For All Except," write the nominee's number on the line below:

		FOR		AGAINST		ABSTAIN
2 ..	The 2005 Stock Incentive Plan	[	]	[	]	[	]

		FOR		AGAINST		ABSTAIN
3.	Ratification of Ernst & Young LLP as the Company's Independent Auditors:	[	]	[	]	[	]

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The shareholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Annual Report, each of which has been furnished herewith. Please sign, date and return this proxy card promptly using the enclosed envelope.

SIGNATURE:   __________________________________________________

SIGNATURE, IF HELD JOINTLY:   __________________________________

DATED:   __________________ , 2005

Important: Please sign exactly as name appears above. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

B-1